Exhibit 4.10

Confidential Treatment Requested by Ascendis Pharma A/S

MANUFACTURING AND

Manufacturing and Supply Agreement

Between

Medicom Innovation Partner a/s

Gimsinglundvej 20

DK-7600 Struer

And

Ascendis Pharma A/S

Tuborg Boulevard 5, 1

DK-2900 Hellerup

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

MANUFACTURING AND

Contents

1	Scope	3
2	Definition of Terms	4
3	Manufacture and Supply	6
4	Forecasts and Ordering	7
5	Pricing	8
6	Packaging and Delivery	9
7	Legal Title	9
8	Late Delivery & Inability to Supply	9
9	Product Warranty	10
10	Name of Manufacturer	11
11	Regulatory Approvals	11
12	Safety Reporting	12
13	Market Surveillance	12
14	Third Party Rights	12
15	Intellectual Property Rights	12
16	Liability	13
17	Safe Conditions of Work	13
18	Payment Terms	14
19	Suspension of Services	14
20	Title and Risk	14
21	Publicity	14
22	Independent Contractor	14
23	Warranties	15
24	Confidentiality	15
25	Term and Termination	15
26	Tech Transfer	17
27	Changes to Terms and Conditions	17
28	Severability	17
29	Assignment	17
30	Notices and service of process:	17
31	Applicable Law and Arbitration	18
32	Acceptance of the Terms of this Supply Agreement	18

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

MANUFACTURING AND

MANUFACTURING AND SUPPLY AGREEMENT

This Manufacturing and Supply Agreement (“Supply Agreement”) is entered into on the day of last signature (the “Effective Date”) by and between Ascendis Pharma A/S, a company with a place of business at Tuborg Boulevard 5, 1., 2900 Hellerup (“CLIENT”) and Medicom Innovation Partner a/s with a place of business at Gimsinglundvej 20, 7600 Struer, Denmark (“MEDICOM”).

Whereas MEDICOM and CLIENT (collectively “the Parties”) previously have entered into a “Collaboration and License Agreement for Ascendis Pharma Monter Auto Injector” and related Statements of Work (collectively the “Development Agreement”) to develop a drug delivery system suitable for the delivery of TransCon hGH (the “Auto Injector”),

Whereas, CLIENT is an original equipment manufacturer and owner of the finished Auto Injector sold hereunder and desires to have MEDICOM both manufacture the Auto Injector and perform certain post-market services related to the product.

Whereas MEDICOM is a design consultant and contract manufacturing organization and is agreeable to perform such services for the CLIENT pursuant to the terms herein,

Whereas the Parties desire to memorialize the terms for the industrialization, manufacturing and supply of the Auto Injector in various optional packaging formats and for various optional products such as a Needle Adapter or [***].

Whereas the Parties on or before the Effective Date will enter into a Quality Assurance Agreement pertaining to the supply of Products (as defined below) covered by this Supply Agreement.

Now, therefore, in consideration of the mutual premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1	Scope

This Supply Agreement sets forth the terms on which MEDICOM shall finalize the development of the Auto Injector and Needle Adapter, prepare and validate the manufacturing process, and from time to time manufacture and supply to CLIENT the products which are described in one or more Annexes to this Supply Agreement. The Supply of products covered by each Annex shall form a separate agreement between the parties. The terms of this Supply Agreement shall apply to each Annex. In case of contradictions between this Supply Agreement and any Annex, the terms of this Supply Agreement shall prevail, except in quality related matters, in which case the terms of the Quality Assurance Agreement shall prevail.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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MANUFACTURING AND

2	Definition of Terms

In this Supply Agreement the following words and expressions have the following meanings:

Affiliate	With respect to a Party, any corporation, company, partnership, joint venture, trust, association, unincorporated organization or other entity which, directly or indirectly, controls, is controlled by or is under common control with such Party. As used in this definition “control” means possession of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of the outstanding voting securities, by contract or otherwise.

Background Intellectual Property	MEDICOM and CLIENT Intellectual Property

Bulk Auto Injectors	Auto Injectors in a bulk packaging format to be agreed

Business Day	A day other than Saturday, Sunday or any day on which commercial banks located in Denmark are authorized or obligated by Laws to close

Claim	Any allegation, debt, cause of action, liability, claim, proceeding, suit or demand of any nature whether present or future, fixed or unascertained, actual or contingent, at law, in equity, under statue or otherwise

CLIENT Intellectual Property	Intellectual Property either owned by CLIENT, or Intellectual Property that CLIENT has the right to exploit, that MEDICOM has the right to utilise solely for the purposes of providing services to CLIENT under this Supply Agreement

Commercialisation (and Commercialize)	shall refer to all activities undertaken relating to the use, pre-marketing, marketing, sale, import for sale and distribution of the Product.

Commercially Reasonable Efforts	With respect to the efforts to be expended with respect to any objective, such reasonable, diligent and good faith efforts as would normally be expended by a reasonably prudent pharmaceutical company to accomplish a similar objective with respect to a product at a similar stage in its development or product life and of similar market potential, taking into account efficacy, safety, anticipated or approved labelling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood of approval given the regulatory structure involved, the profitability of the product, alternative products and other relevant factors.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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MANUFACTURING AND

Competent Authority	Any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or any supranational organization of which any such country is a member.

Country Specific Variants	The different variants of the packaged Auto Injector specific to a country or country group.

Confidential Information	In relation to each Party, its Know-how and other information in written (or other media) or oral form which is of a confidential nature relating to its business affairs, products and technologies;

Field	As defined in the Development Agreement

Firm Order	A binding commitment to Purchase a specified amount of Product over a specified period.

Intellectual Property	Means patents, rights in inventions, trademarks, registered and unregistered designs, copyright, data base rights and topography rights as well as applications for patents, trademarks and registered designs

Laws	Means all laws, statues, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority in the Territory

Long Term Forecast	A non-binding long term forecast for each quarter for the following [***] (“Long Term Forecast”)

Manufacture	All operations involved in the preparation of the Product including receipt of materials, production, packaging, repackaging, labeling, re-labeling, re-work, quality control, release, shipment and storage of the Product.

MEDICOM Intellectual Property	Intellectual Property either owned by MEDICOM or that MEDICOM has the right to licence and sub-licence.

Needle Adapter	A [***] supplied from MEDICOM to CLIENT as a component supplier, for assembly with [***]

[***]	[***] Auto Injector[***]

Party or Parties	Either MEDICOM or CLIENT individually or together

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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MANUFACTURING AND

Packaging Specification	The Packaging Specification between the parties.

Product	The Auto Injector in its agreed packaging form and any optional products as specified in the Annexes, including accompanying hardware, evaluation software, electronics and the interface between the device and computers which complies with the concept, product, regulatory and logistic requirements set out in the Specifications.

Purchase Order	shall mean the written binding purchase order by CLIENT to MEDICOM which specifies Firm Orders and includes the following information: the order number, name of Product, quantities of Product, the purchase price in Euro, payment term, delivery date, delivery address, INCOTERMS, invoice address, contact person, and comments, if required

Purchase Price	Product Price as defined in Annex B

Quality Assurance Agreement	The Quality Assurance Agreement between the Parties (a separate agreement)

Receivables	The schedule of information, equipment and services that CLIENT must provide for the efficient supply of the Product

Specifications	The Specifications of the Products as described in the relevant Annex

Third party Intellectual Property	Intellectual Property which is neither MEDICOM Intellectual Property nor CLIENT Intellectual Property.

Territory	World Wide

3	Manufacture and Supply

During the term of this Supply Agreement, and subject to the terms and conditions set forth in this Supply Agreement, MEDICOM shall exclusively Manufacture and supply to CLIENT all of CLIENT’s requirements of Auto Injectors for Commercialization of Product in the Field in the Territory, and CLIENT shall purchase from MEDICOM all of CLIENT’s requirements of Auto Injectors for Commercialization of Product in the Field in the Territory.

During the term of this Supply Agreement, and subject to the terms and conditions set forth in this Supply Agreement, MEDICOM shall non-exclusively Manufacture and supply to CLIENT all of CLIENT’s requirements of various packaged versions of the Auto-Injector and various optional Products, as described in the Annexes for Commercialization of Product in the Field in the Territory, and CLIENT [***].

As of the Effective Date, it is agreed that MEDICOM will manufacture and deliver Needle Adapters according to the specification enclosed in Annex A. CLIENT may at its sole discretion at any time choose to no longer purchase Needle Adapters from Medicom, such change however to be notified to MEDICOM at least [***] in advance, CLIENT is responsible for [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.1 Material Purchase & Suppliers

(i)	MEDICOM shall purchase at its sole cost and expense all material and components necessary for the Manufacture of the Product from the suppliers which are agreed with CLIENT. Any change of a supplier shall be subject to the provisions in the Quality Assurance Agreement regarding “Subcontracting” and requires CLIENT’s prior written consent, which shall not be unreasonably withheld.

(ii)	MEDICOM shall bear sole responsibility for ensuring that all materials and components comply with the Specifications and are being manufactured, tested and released in a manner compliant with all Laws in the country of Manufacture and the Quality Assurance Agreement.

3.2 Place of Manufacture

Place of Manufacture is MEDICOM’s production site at Struer, Denmark. Any change of the manufacturing site shall be subject to Article 5 and requires CLIENT’s prior written consent.

3.3 Manufacturing Licences

MEDICOM has obtained or will, at its sole cost and expense prior to Manufacturing and Delivery of Product to CLIENT, obtain and maintain all licenses, permits, certifications and approvals required by the respective authorities which are or may become necessary for the Manufacture or destruction of the Product, applicable in the country of Manufacture.

3.4 Relevant Regulation

MEDICOM undertakes to observe all relevant regulation applicable to the Manufacture of medical devices and components and shall ensure that all Manufacturing operations regarding the Product and its components are carried out in accordance with the recognized regulations for medical devices and other regulations as well as all other relevant requirements of the authorities, each in its current version, applicable in the country of Manufacture.

3.5 Rights to Audit

As set out in the Quality Assurance Agreement, CLIENT or third parties contracted by CLIENT are entitled to conduct inspections and audits of the facilities in which Product is being (or is due to be) manufactured including all quality control procedures and documentation at normal business hours upon prior reasonable notice (minimum [***]). MEDICOM will permit audits and/or inspections by the relevant national or international authorities or official institutions to take place and give full support.

4	Forecasts and Ordering

4.1 Supply Forecasts

CLIENT shall make a Long-Term Forecast which shall be revised on a rolling basis on the 1st of each [***]. The Long-Term Forecast shall state the total demand for Products.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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MANUFACTURING AND

CLIENT shall [***] send [***] rolling Firm Orders. The total number of Products to be delivered [***] must be specified in the [***] Firm Order. If Product includes country-specific packaging, the Firm Orders shall also state the expected distribution per Country-Specific Variant - but orders for Country Specific Variants need only to be firm [***] before shipment of agreed upon quantities. The [***].

A mechanism for increasing order size beyond the capacity of [***] to be agreed upon between the parties.

4.2 Purchase Orders

CLIENT will send MEDICOM Purchase Orders [***]. Unless MEDICOM objects to the quantities and/or delivery dates in such Purchase Order in writing within [***] working days from receipt of CLIENT’s Purchase Order, such Purchase Order shall be deemed to be accepted by MEDICOM. In the event of such objection by MEDICOM, the Parties shall agree on an alternative quantity and/or delivery date based on the Forecast. After being confirmed, the Purchase Order will be fixed.

4.3 Pre-Launch forecast and Purchase Order

CLIENT will specify at least [***] prior to initial supply of Product:

a)	Launch quantity (including expected need monthly capacity for the first year)

b)	Detailed country specified variant plan incl. release of e.g. printing data for IFU, Quick Guide, Translation, GTIN

The first Purchase Order covering Product launch shall be issued by CLIENT at least [***] prior to Product launch to ensure long lead-time components.

4.4 Component [***]

After the initial supply, MEDICOM shall at all times [***] and MEDICOM shall at all times [***] all other components [***]. CLIENT has the option, at its sole discretion, to require MEDICOM to [***] on any component. Cost of obsolete components/products due to reduction in Forecast volume is to be covered by CLIENT.

5	Pricing

MEDICOM shall perform the Industrialization and Manufacturing project as specified in Annex C (Proposal for Industrialization and Manufacturing) at the prices quoted. The tooling and equipment costs [***], but MEDICOM shall without undue delay notify CLIENT in case it becomes apparent that the total amount will exceed the quoted estimate. Any Project Change Order resulting in a higher cost for a task or a delivery must be pre-approved in writing by CLIENT.

The unit price quoted for [***] Auto Injectors is [***].

Beginning with Products produced in the PQ runs, MEDICOM shall sell Products to CLIENT at unit prices as specified in Annex B (Proposal for Industrialization and Manufacturing). [***]

The prices shall be based on the Long Term Forecast and [***]. Prior to such [***], MEDICOM shall [***]. Prices for [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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MANUFACTURING AND

[***], provided that Medicom presents relevant documentation.

For [***] according to Annex C (Proposal for industrialization and manufacturing).

Production batch sizes, in accordance with forecast, to be agreed upon.

Prices are based upon [***] (INCOTERMS 2010)

Prices are based on MEDICOM [***] outlined in section 4.4. If CLIENT requires MEDICOM to [***] on any component, MEDICOM may adjust the price of Product to account for [***].

6	Packaging and Delivery

As of the Effective Date, it is agreed that MEDICOM will deliver country specific packaged versions of the Auto Injector (Packaging Specification to be agreed). CLIENT may at its sole discretion choose to purchase the Auto Injectors in a different packaging format, be it bulk Auto Injectors [***], such change however to be notified to MEDICOM at least [***] in advance.

Delivery will be [***] (INCOTERMS 2010). MEDICOM will notify CLIENT when Product is ready for shipment.

Risk of loss and damage with respect to Product furnished hereunder shall pass to CLIENT upon collection of Product by CLIENT or CLIENT’s carrier.

Each order of a Country Specific Variant shall be given a unique batch number (batch number system to be agreed upon)

7	Legal Title

Legal title with respect to Product furnished hereunder shall pass to CLIENT upon delivery to carrier by MEDICOM for shipment to CLIENT

8	Late Delivery & Inability to Supply

If any circumstances occur that could result in any delivery delay or significant variation in quantity, MEDICOM shall immediately inform CLIENT thereof. MEDICOM will agree with CLIENT on the adjustment of subsequent shipments of Product in order to compensate [***] including partial delivery of ordered Products [***].

IF MEDICOM is unable to [***], MEDICOM shall promptly inform CLIENT of the reason for such delay and of the expected duration of its inability to [***] and shall keep CLIENT informed on a timely basis of any developments during any such period of time. In the event that [***] is delayed, MEDICOM shall [***], to [***] as soon as possible. In the case of an inability to [***] CLIENT [***] and MEDICOM and CLIENT cannot resolve the issue in good faith, CLIENT shall, at its sole discretion, be entitled to a) [***] b) terminate the Supply Agreement according with the provisions of article 25

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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MANUFACTURING AND

9	Product Warranty

9.1 Quality

For a period of [***] from the date of delivery MEDICOM warrants that all Product manufactured by MEDICOM and supplied by MEDICOM to CLIENT hereunder shall (i) comply with [***]; (ii) be free from [***]; (iii) be [***] and (iv) shall not be [***]. In the event that a Product fails to comply with this limited product warranty, MEDICOM shall either, [***]. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY, AND EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF THE PRODUCT PURSUANT TO THIS SUPPLY AGREEMENT WILL BE SUCCESSFUL.

9.2 Inspection

CLIENT shall be given an opportunity to conduct incoming goods controls on all Product delivered by MEDICOM based on the Packaging Supply Specification and reject any Products which are not in compliance with clause 9.1 above in addition to the Quality Assurance Agreement within [***] from delivery of such Product

9.3 Return of non-conforming product

Unless otherwise requested by MEDICOM pursuant to the following sentence, CLIENT shall return the Product that allegedly does not conform to the warranty to MEDICOM after delivering any notice of non-conformance of such Product to MEDICOM and following consultations with MEDICOM based on such notice of non-conformance. MEDICOM may decide, however, to inspect such Product for non-conformance, or have a third party inspect such Products for non-conformance, while such Products are still in the possession of CLIENT, provided that in such case, CLIENT shall then be responsible for storing the allegedly non-conforming Product appropriately for a reasonable period of time. If any allegedly non-conforming Product is returned to MEDICOM, the inspection thereof shall be made upon return by MEDICOM without undue delay and MEDICOM shall use its commercially reasonable efforts to provide a timely response. Notwithstanding the foregoing, if MEDICOM has not initiated inspection within [***] from when the non-conforming Product was returned, then it shall be deemed to have accepted the existence of a defective Product. If MEDICOM accepts the Product as not conforming to the warranty and the non-conforming Product has not yet been returned to MEDICOM, CLIENT will return such defective Product to MEDICOM as soon as possible. CLIENT shall in its sole discretion have the option to either a) request MEDICOM to [***] or b) [***].

9.4 Dispute

If there is a dispute as to whether any portion of any shipment of Product does not conform to the Specifications, such dispute shall be resolved by having an independent, mutually acceptable, qualified third party (the “Independent Expert”) examine the respective Product, which Independent Expert shall be chosen by the Parties or, if the parties cannot agree, shall be chosen [***]. If the Independent Expert determines that delivered Product is not in conformance with the warranty (i) CLIENT shall return such non-conforming Product to MEDICOM and the costs of such return [***]; and (ii) MEDICOM shall supply sorted or replacement Product to CLIENT [***] as soon as possible. If the Independent Expert is unable to come to a conclusion as to the existence of the Non-Conformance, MEDICOM and CLIENT shall [***], and any related shipping or destruction costs [***], provided that CLIENT shall still be responsible for [***]. Notwithstanding the foregoing, if the Independent Expert’s findings are favourable to MEDICOM, CLIENT shall have no obligation to place such Product into the stream of commerce, although CLIENT shall remain obligated to [***]. The findings of such Independent Expert shall be final and conclusively binding on the Parties. [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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9.5 Tools and Equipment

Dedicated tools and dedicated equipment necessary for manufacture of Product is the property of CLIENT.

MEDICOM shall be responsible for maintaining all tools and equipment for the Term of this Agreement

[***] cost for repairing and replacing any tools and equipment used in manufacture of Product except for damage caused by negligent acts or omissions by MEDICOM or its suppliers.

9.6 Recall Limitations

To the extent that a recall, market withdrawal, or correction relates to MEDICOM’s failure to deliver the Product in accordance with the Specifications, and to the extent that such recall, market withdrawal, or correction occurs within the applicable warranty period, MEDICOM shall, in addition to the remedies provided above in Section 9.1, reimburse CLIENT for [***]; provided, MEDICOM’s liability for this reimbursement shall not exceed the lesser of [***]. [***]

10	Name of Manufacturer

For distribution in the EU the Product ([***]) shall contain the following text:

Expected identification of manufacturer on all devices:

[***]

The manufacturer designation and related product marking or labelling in all other territories outside of the EU shall be mutually agreed to by MEDICOM and CLIENT at a later date. CLIENT is responsible for all Market Approvals, and all necessary export and import licences.

11	Regulatory Approvals

CLIENT shall be responsible for obtaining all marketing authorizations for the Product. MEDICOM shall, [***], provide necessary support to CLIENT in obtaining such registration, however MEDICOM will provide all relevant existing data and existing documents [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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MANUFACTURING AND

12	Safety Reporting

Both Parties shall be obligated to report safety issues related to the Product to each other as described in the QAA.

13	Market Surveillance

[***]

14	Third Party Rights

14.1 Use of Third Party Intellectual Property Rights

Each Party shall use Commercially Reasonable Efforts to ensure that no third party intellectual property rights are knowingly infringed during the development, manufacture or sale of Products under this Supply Agreement.

14.2 Third Party Claims

Each Party shall promptly notify the other in writing of any allegation by a third party that any activity of either of the Parties relating to the Product pursuant to this Supply Agreement infringes or may infringe the intellectual property rights of such third party. [***] shall have the [***], and [***] shall upon [***] request assist [***]. [***] shall reimburse [***] for [***] or in case [***]. Neither party shall have the right to settle any patent infringement litigation under this Section 14 in a manner that diminishes the rights or interests of the other Party without the written consent of such other Party (which shall not be unreasonably withheld).

14.3 Third Party Licences

If under any of the situations described in 14.1 above, it becomes reasonably necessary to seek or exercise a license from any third party in order to develop, manufacture or have manufactured, use, sell, offer for sale or import the Product in the territory, regarding a Patent which would otherwise be infringed by the development, manufacture, use, sale, offer for sale or import of the Product, MEDICOM and CLIENT shall use Commercially Reasonable Efforts to obtain a license to such Patent allowing both Parties to develop, Manufacture, having manufactured, use, sell, offer for sale and import the Production the territory. [***], and in case [***], provided, however, that in the event [***]. No license agreement incurring upon CLIENT a license fee or royalty payments may be entered into by MEDICOM without CLIENT’s express written consent.

15	Intellectual Property Rights

The Intellectual Property Rights in the Product are as defined in Section 10 of the Development Agreement, which shall be incorporated into this Supply Agreement by reference.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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16	Liability

16.1 Gross Negligence and intentional misconduct

Each Party (the “Indemnifying Party”) shall defend, indemnify, and hold harmless the other Party (the “Indemnified Party”) from and against each Claim caused by the Indemnifying Party having acted grossly negligent or with intentional misconduct. If a Claim is attributable to gross negligence or intentional misconduct by both Parties, their respective obligations shall be reduced by the percentage amount of the fault attributed to the other Party or interest for which such Party is responsible, including its agents and consultants, as determined by a competent court or justice, or by mutual agreement of the Parties.

16.2 Product Liability:

Subject to 16.1 and the paragraph below, CLIENT will indemnify, defend and hold harmless MEDICOM, MEDICOM Affiliates and each of their respective directors, officers, employees, independent contractors and agents and their respective successors and assigns from all damages suffered or otherwise incurred by any of them arising from, in connection with or otherwise relating to [***]: the [***]; [***]; any [***], provided [***]; and/or [***].

MEDICOM will indemnify, defend and hold harmless CLIENT, CLIENT’s Affiliates and each of their respective directors, officers, employees, independent contractors and agents and their respective successors and assigns from all damages suffered or otherwise incurred by any of them arising from, in connection with, or otherwise relating to [***]; or [***].

16.3 Limitation of Liability

Excluding third party claims required to be indemnified pursuant to section 16.1 and 16.2, neither Party will be liable to the other Party for indirect, incidental or consequential damages (including, without limitation, loss of profits, revenues, injury to goodwill, loss of the use of goods or equipment, damage to any associated equipment, cost of capital, or downtime costs), special or punitive damages. [***] In the absence of any default in MEDICOM’s performance of the Contract CLIENT agrees to indemnify MEDICOM against all such liabilities to any third party. Except as specified in the Contract all warranties, conditions, terms and representations implied by statute, trade usage or otherwise are hereby excluded. All express warranties, conditions, terms and representations are included and set out in writing in this Supply Agreement.

16.4 Liability Insurance

The Parties represent that they have taken out and will maintain such insurance programs as are reasonably deemed required considering industry standards and their respective exposure as described in this Article 16 above. Each Party shall upon request from the other Party send a valid insurance certificate verifying the presence of such insurance.

17	Safe Conditions of Work

MEDICOM shall carry out the Work with proper regard to safety of its and its suppliers’ personnel and will observe all statutory enactments and regulations regarding safe conditions of work applicable to the Services or the site where the Services are provided. A host Party shall provide a safe working environment for the visiting staff of the other Party who agree to conform to all relevant laws, regulations, safe practices and policies of the host party whilst on their premises.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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18	Payment Terms

MEDICOM shall issue Invoices against Purchase orders on a monthly basis based upon the Product manufactured in that month.

The Parties have expressly agreed that the payment terms are [***] after CLIENT’s receipt of an invoice, which the Parties agree is not unfair to MEDICOM. Payment free of all bank charges shall be made in [***] to the above address. All payments by electronic transfer MUST only be made to the bank account specified on the invoice.

[***] will be due and payable by all [***], or for [***]. MEDICOM’s prices are otherwise inclusive of [***] but are exclusive of [***].

If CLIENT is late in making payment of due sums, MEDICOM reserves the right to charge interest at a [***]. This does not prejudice any of MEDICOM’s other rights.

19	Suspension of Services

If CLIENT does not make any or all payments promptly in full as they fall due to MEDICOM or CLIENT fails to comply with any other obligation that CLIENT has to MEDICOM, MEDICOM shall be entitled to suspend work for CLIENT, unless such delay in payment is related to a dispute as described under section 9.4, in which case MEDICOM shall only be entitled to suspend work for client if such dispute is resolved in favour of MEDICOM and CLIENT has failed to pay within [***] after the final dispute resolution. The suspension will be without prejudice to any other right which MEDICOM may have and will not give rise to any additional liability on MEDICOM’s part. Following such suspension MEDICOM shall use reasonable endeavours to negotiate with CLIENT a solution to any issue that has given rise to the suspension.

20	Title and Risk

Claims for non-delivery must be made within [***] of receiving notification of despatch.

Following delivery, and to the maximum extent permitted by law, CLIENT shall take over all obligations for dealing with waste electrical and electronic equipment (WEEE) incorporated in the Goods in accordance with applicable law.

21	Publicity

MEDICOM is proud to record its work for customers as case studies, in brochures and media articles. [***]

22	Independent Contractor

In the performance of all services hereunder MEDICOM shall be deemed to be and shall be an independent contractor and, as such, MEDICOM shall not be entitled to any benefits applicable to employees of CLIENT. MEDICOM shall be solely responsible for all benefits, taxes, and private or government charges whatsoever for MEDICOM’S employees.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Neither Party is authorized or empowered to act as an agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty, or representation as to any matter. Neither shall be bound by the acts or conduct of the other.

23	Warranties

23.1 MEDICOM Warranties

MEDICOM hereby represents and warrants to CLIENT that

(i)    Neither it nor any of its personnel to be assigned to the Manufacture and supply and other activities provided for in this Supply Agreement has been debarred by any Competent Authority, nor have debarment proceedings been commenced against MEDICOM or any of its personnel. MEDICOM will inform CLIENT of any debarment or of the commencement of any debarment or like proceedings against MEDICOM immediately upon notice thereof.

24	Confidentiality

Each Party shall take all reasonable measures to hold in confidence all information obtained from the other Party that are identifiable as confidential or secret. The receiving Party shall be able to disclose Confidential Information to those Third Parties who have a need to know for the performance of the Services so long as they are passed under equivalent terms of confidentiality. The obligation of confidentiality shall remain for [***] from the end of the Initial Term or the Extended Term of the Supply Agreement, as applicable. This condition does not apply to information which (i) is in or passes into the public domain other than by breach of this Supply Agreement, or (ii) is already in the possession of the receiving Party at the Effective Date, or (iii) is independently developed by or on behalf of the receiving Party, or (iv) are rightfully obtained by the receivito:donnang Party from a third party having the full right to disclose such information, or (v) is required to be disclosed by law.

25	Term and Termination

This Supply Agreement shall apply with effect from the Effective Date and (unless terminated earlier in accordance with its terms) shall continue in effect until June 30 2025 (5 years from planned launch, the “Initial Term”), unless CLIENT notifies MEDICOM no later than June 30 2024 (1 years before end of the Initial Term) of its wish to extend the Term, in which case this Supply Agreement shall remain in effect until June 30 2030 (additional 5 years, the “Extended Term”). After the end of the Extended Term, this Supply Agreement shall remain in effect unless and until terminated by either party in accordance with its terms.

Termination for Convenience:

MEDICOM shall not have the right to terminate this Supply Agreement during the Initial Term or the Extended Term, except under specific circumstances as described elsewhere in this Supply Agreement. Notwithstanding the foregoing, [***].

After the end of the Extended Term, MEDICOM shall have the right to terminate this Supply Agreement without cause, provided it notifies CLIENT at least two (2) years prior to the termination date or any renewal date, and provided MEDICOM supports the tech transfer to an alternate manufacturer designated by CLIENT, in accordance with the provisions of Article 26 (Tech Transfer). For the avoidance of doubt, if CLIENT chooses to extend the Term, the earliest possible termination by MEDICOM shall have effect June 30 2030, provided Medicom notifies CLIENT no later than June 30 2028.

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MANUFACTURING AND

After the end of the Extended Term, CLIENT shall have the right to terminate this Supply Agreement without cause with one (1) year’s notice.

Termination for Cause:

Commencing January 2021 (1 year after launch), MEDICOM shall have the right to terminate this Supply Agreement if CLIENT within any calendar year orders less than [***] Auto Injectors. CLIENT shall have the right to maintain the Supply Agreement in force by paying MEDICOM the difference between the actual value of purchases and the value of an annual purchase of [***].

In case of termination from CLIENT, CLIENT is liable for [***].

MEDICOM shall use its best efforts to minimize any obligations to sub-contractors in case of termination of this Supply Agreement.

MEDICOM shall have the right to terminate this Supply Agreement if CLIENT within any calendar year is not willing to pay a transfer price for the Auto Injector allowing MEDICOM to [***], and provided MEDICOM supports the tech transfer to an alternate manufacturer designated by CLIENT, in accordance with the provisions of Article 26 (Tech Transfer).

Medicom shall use its best efforts to minimise any obligations to sub-contractors in case of termination of this Supply Agreement.

Either Party may terminate the Supply Agreement forthwith if the other Party

a)    commits a material breach of any of the terms of this Supply Agreement which is not remediable, or if remediable, it fails to remedy within thirty (30) days of receipt of written notice from any of the other parties requiring it to remedy the breach; or

b)    ceases to carry on its usual activities, becomes unable to pay its debts as they fall due, becomes or is deemed insolvent, has a receiver, manager, administrator, administrative receiver or similar officer appointed in respect of the whole or any part of its assets or activities, makes any composition or arrangement with its creditors, takes or suffers any similar action in consequence of debt or an order or resolution is made for its dissolution or liquidation (other than for the purpose of solvent amalgamation or reconstruction).

In the event that all or substantial parts of MEDICOM’s activities are taken over by a third party marketing, manufacturing or developing products within the Field, CLIENT may terminate the Agreement with written notice to MEDICOM consistent with CLIENT’s termination for convenience rights under Section 24, such notice to be given no later than 1 month after the effective date of the takeover.

Following termination, the following sections shall continue to apply; 9 (Product Warranty), 15 (third party Rights), 16 (Intellectual Property Rights), 17 (Liability), 25 (Confidentiality) and 31 (Applicable Law and Arbitration).

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26	Tech Transfer

In the event of (i) transfer of all or part of the delivery of Product from MEDICOM to a third party or (ii) termination of the Supply Agreement by either Party, MEDICOM shall transfer to CLIENT all relevant documentation, tools, equipment, instructions, SOPs etc. enabling a third party to continue supply of Product to CLIENT. Additionally, MEDICOM shall [***] provide support of such transfer of document etc. to such third party.

27	Changes to Terms and Conditions

The terms of the Contract may be altered only by agreement in writing.

28	Severability

If any provision or part of any provision in the Supply Agreement shall be invalid or unenforceable for any reason then the Parties shall meet promptly to discuss in good faith and agree an alternative that secures the same effect as the original. In such circumstances the remaining provisions or part provisions are unaffected.

29	Assignment

Neither Party may assign, transfer, sub-contract (other than is customary in the trade) or in any way make over any of its rights or obligations to any third party without the written consent of the other Party. Notwithstanding the foregoing, either Party may assign this Supply Agreement to a purchaser of substantially all of that Party’s business by providing notice to the other Party.

Ascendis is free to assign its rights and obligations, including (without limitation) to an Affiliate or a third party, if such third party acquires, by purchase, license or otherwise, rights to further develop or commercialize the Product.

MEDICOM reserves the right to use sub-contractors to bring about certain elements of the Project, (like tool-making, molding, industrial design a.o.). However, MEDICOM undertakes to impose confidentiality obligations as per Article 24 above on such sub-contractors as a precondition for disclosing Confidential Information to such sub-contractors.

30	Notices and service of process:

All notices hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or by overnight courier, or mailed by certified mail, postage prepaid, to the Parties set forth below. The addresses and Party representatives may be changed by either Party by providing notice to the other in the manner set forth herein:

a)	In the case of MEDICOM, to:

Medicom Innovation Partner a/s

Gimsinglundvej 20 Struer, DK-7600

Denmark

Attention: [***]

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b)	In the case of CLIENT, to:

Ascendis Pharma A/S

Tuborg Boulevard 5, DK-2900 Hellerup

Attention: [***]

With a copy to the [***] (same address)

31	Applicable Law and Arbitration

Any dispute arising from or relating to this Supply Agreement shall be settled in accordance with [***] law.

In the event of any controversy or claim arising out of or relating to any provision of this Supply Agreement or the breach, termination or invalidity thereof, the parties shall try to settle the problem amicably between themselves. Should they fail to agree, the matter in dispute shall be settled by arbitration in accordance with the [***]. The award rendered shall be final and binding and enforceable by any court having jurisdiction. The Arbitration Court shall consist of [***] and shall have its seat in [***]. The language of the proceedings shall be English. The [***] shall appoint the [***] on request by a party hereto.

This Supply Agreement shall not be governed by the [***] or by the [***].

32	Acceptance of the Terms of this Supply Agreement

This Supply Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. A signed pdf delivered by email or an email confirming consent from a recognised email address shall be deemed to have the same effect as if the original signature had been delivered to each Party.

For and on behalf of CLIENT	For and on behalf of Medicom Innovation Partner a/s

Signature /s/ Michael Wolff Jensen	Signature /s/ Morten Nielsen
Michael Wolff Jensen	Morten Nielsen

Chairman & SVP, Legal Counsel	President

Date: 12 Dec. 2016	Date: 12-01-2017

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ANNEX A – Quality Assurance Agreement (QAA)

ANNEX B – Purchase Prices

ANNEX C – Proposal for Industrialization and Manufacturing

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QUALITY ASSURANCE AGREEMENT

For Medical Device

between

Ascendis Pharma (hereinafter “Ascendis Pharma”)

and

Medicom Innovation Partner a/s

Gimsingiundvej 20

DK-7600 Staruer

Denmark

(hereinafter “Medicom”).

“Ascendis Pharma “ and “Medicom” individually herein referred to as “Party” and collectively as “Parties”

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Annex A to the Manufacturing and Supply Agreement

Table of Contents

Preamble	3
Definitions	3
Quality Management System	6
Regulatory Approval	7
Communication	9
Manufacture of Device	9
Instrument/Process Qualification, Validation and Transfer	9
Production Premises	10
Starting and Packaging Materials, Components of the Device	11
Quality Control and Sampling	11
Batch Documentation	12
Individual Device codes (Batch labeling)	12
Manufacturing problems, Deviations and deficient Device	12
Shipment of Devices(s)	13
Subcontracting	13
Stability Studies	14
Change Management	14
Complaints and Device Safety	15
Anti-Counterfeiting	16
Recall	17
Periodic Management Review / Quality Review	17
Inspections and Quality Audits	18
Amendments	19
Term	19
Miscellaneous	19
List of Appendices	20

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Preamble

This Quality Assurance Agreement (hereinafter “QAA”) governs the rights, duties and responsibilities of Medicom and Ascendis Pharma regarding the Manufacture of Device by Medicom and defines the requirements to be fulfilled by Medicom and Ascendis Pharma to ensure that the Manufacture of Device is carried out in accordance with the requirements given in the Regulations and Applicable Laws.

Supply and other commercial arrangements or agreements existent between the Parties are not subject of or affected by this QAA and are stipulated in a separate commercial agreement, the Manufacturing and Supply Agreement (MSA) entered into by the Parties and signed on the date of xxx and pertaining to the Manufacturing and supply of Device by Medicom to Ascendis Pharma.

This QAA forms an integral part of the Manufacturing and Supply Agreement (Annex A to the Manufacturing and Supply Agreement).

The appendices mentioned in this QAA, and all documents to which reference is made in the appendices shall become an integral part of this QAA.

Definitions

In this QAA the following terms when written in capital letters shall have the meaning set out below:

a)	“Accredited Body” means an organization that has been accredited by the respective country to assess whether a Device meets certain preordained standards, e.g. Notified Body in the European Union.

b)	“Affiliate” means, with respect to a Party, any person, corporation, firm, joint venture or other entity which, directly or indirectly, through one or more intermediates, controls, is controlled by or is under common control with such Party. As used in this definition, “control” means the possession of the majority of ownership, or the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of the outstanding voting securities or by contract or otherwise.

c)	“Applicable Laws” means all applicable laws, rules and regulations including, without limitation, any rules, regulations, guidelines or other requirements that may be in effect from time to time in any relevant legal jurisdiction in the Territory.

d)	“Approved Subcontractor” means any Third Party contracted by Medicom to perform all or part of its Manufacturing or supply obligations hereunder including Third Party suppliers of starting or other raw materials, components and packaging materials which have been approved in advance in writing by Ascendis Pharma and whose engagement by Medicom complies with ail the terms and conditions for subcontracting pursuant to the Quality Assurance Agreement, as listed in Appendix 6.

e)	“Batch” shall mean a specific quantity of Device produced in a process or series of processes so that it is expected to be homogeneous within specified limits. The batch size may be defined by a fixed quantity or the amount produced in a fixed time interval.

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f)	“Business Day” means a day other than Saturday, Sunday or any other day which is a statutory holiday in Denmark.

g)	“Certificate of Conformity” (COC) shall mean a certificate issued by Medicom stating that the Devices were manufactured and the quality was tested according to the Delivery Specification as defined in Appendix 2, giving reference to the number and edition of the relevant documents. A template is given in Appendix 8.

h)	“Change Request” means the request for a change by Ascendis Pharma or Medicom under § 6 of this QAA.

i)	“Complaint” means any report about a potential or alleged failure of Device in quality that has been distributed to Ascendis Pharma or for patient use. The complaint may or may not represent a potential risk to the patient. The classification of Complaints in risk classes I to IV is as follows:

Class I: Complaints regarding defects which are potentially life-threatening or could cause a serious risk to health

Class II: Complaints regarding defects which could cause illness or mistreatment

Class III: Complaints regarding defects which may not pose a significant hazard to health

Class IV: Complaints regarding defects which do not pose a hazard to health.

j)	“Components” are parts used for the Manufacture of Device.

k)	“Defect” or “Defective Device” means a Device which does not comply with the Delivery Specifications, the requirements of this QAA, which has not been manufactured in accordance with the Applicable Law or which is not fit for the purpose intended by this QAA.

l)	“Delivery Specification” (Appendix 2) means a document which defines the product characteristics, and the requirements for manufacturing facilities and delivery and packaging of the product, including Defect Evaluation List (DEL, Annex I of the Packaging Supply Standard).

m)	“Deviation” means a deviation (non-conformance) from an approved Manufacturing process, instruction or established standard (incl. deviations from regulations, specifications, in the Inprocess control results and in the testing results, technical systems, computer systems, suppliers or materials).

n)	“Device” shall mean a medical device as defined in the MSA and stated in Appendix 1 according to the Device Documentation and Delivery Specification. The Device is a Medical Device within the definition in accordance to Art 1 (2a) of the Directive 93/42/EEC (MDD) and other applicable regulations.

o)	“Device Documentation” shall comprise Design History File, Device History Record, Device Master Record and Technical Documentation.

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p)	“Design History File” means a compilation of records which describes the design history of a finished device (as defined by 21CFR820). This includes but is not limited to Design Input, Design and Development plan, Design reviews, Design Verification, Design Validation, Device detailed specifications, risk management file.

q)	“Device History Record” means a compilation of records containing the production history of a finished device as defined by 21CFR820.

r)	“Device Master Record” means a compilation of records containing the procedures and specifications for a finished device as defined by 21CFR820.

s)	“Drug Product” shall mean the pharmaceutical product owned by Ascendis Pharma which is marketed with the Device.

t)	“FDA” means the United States Food and Drug Administration, or any successor thereto, having the administrative authority to regulate e.g. the marketing of Drug Products, delivery systems and Devices in the United States.

u)	“In-process control” means checks performed during manufacturing to monitor and if necessary to adjust the process to ensure that the Device conforms its specification. The control of the environment or equipment may also be regarded as a part of In-process control.

v)	“MAF” (Medical Device Master File) is a submission to FDA that may be used in support of premarket submissions to provide confidential detailed information about establishments, processes, or articles used in the manufacturing, processing, packaging, and storing of one or more medical devices.

w)	“Manufacture” or “Manufacturing” are all operations involved in the preparation of the Device including receipt of materials, components, assembling, production, packaging, repackaging, labeling, re-labeling, re-work, quality control, release, shipment and storage of the Device.

x)	“Marketing Authorization” shall mean the regulatory permission for marketing of the Device which was manufactured in conformity with the medical device regulations of the country concerned.

y)	“Process Validation” means any action of proving, in accordance with the principles of Good Manufacturing Practice, that any procedure, process, equipment, material, activity or system actually leads to the expected results establishing by objective evidence that a process consistently produces a result or product meeting its predetermined requirements.

z)	“Recall” means a recall, market withdrawal or field correction.

aa)	“Regulatory Approval” means any authorizations, approvals, licenses, permits, consents, quotas, registrations and filings by the relevant Regulatory Authority necessary for the Manufacture or the commercialization of Device in any country including, without limitation, marketing authorizations and Manufacturing licenses.

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bb)	“Regulatory Authority” means any agency, authority, department, accredited body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or any supranational organization of which any such country is a member, which is responsible and/or authorized for issuing the Regulatory Approval for the respective country.

cc)	“Reworking” means performing an additional manufacturing step which is not part of the standard manufacturing procedure of all or part of a Batch of Device of an unacceptable quality from a defined stage of manufacturing so that its quality may be rendered acceptable by one or more additional operations.

dd)	“Regulations” means the requirements of the ISO 13485, ISO 13485 CMDCAS for Canada, MDD 1993/42/EEC, 21 CFR part 820 (Quality Systems Regulations) for the US. the GMP requirements of the Japanese Ministry of Health, Labour and Welfare (MHLW), MHLW Ministerial Ordinance No. 136 and 169, 2004, any in its current version and the respective GMP requirements of any other country where the Device is marketed.

ee)	“Technical Documentation” means the documentation which is used to show compliance of the medical device with the requirements of a specific regulatory scheme with regard to manufacturing and quality control. This includes parts of the Device Master Record, Design History File and additional documentation as defined in Appendix 5.

ff)	“Third Party” shall mean any third party other than Medicom or Ascendis Pharma or any of the Affiliates.

gg)	“Territory” shall have the meaning as specified in the MSA. In Appendix 9 countries are assigned to different Territories (A or B) depending on route of approval.

hh)	“Testing Procedures” means the written description of the sum of testing methods as set forth in Appendix 2.

ii)	“UDI” means Unique Device Identification.

Words used in singular include the plural and vice versa, except where the context requires otherwise.

Quality Management System

a)	Medicom confirms that it is maintaining an effective quality management system according to the requirements of the EN ISO 13485 (valid edition), ISO 13485 (valid edition) CMDCAS for Canada, MDD93/42/EEC, 21 CFR part 820 (Quality Systems Regulations) for the US, the GMP requirements of the Japanese Ministry of Health, Labour and Welfare (MHLW), MHLW Ministerial Ordinance No. 136 and 169, 2004 and necessary for the countries mentioned in Appendix 9, in its current version.

b)	Medicom will maintain its Quality Management System certifications (EN ISO 13485 & Annex II) and notify Ascendis Pharma immediately if it loses any certification. Medicom shall provide to Ascendis Pharma upon request proof and copies of its current Quality Management System certificates.

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c)	Medicom declares that it is in possession of any authorization necessary to carry out development and manufacturing services regarding Device at the time of entering into this QAA. Furthermore, Medicom is responsible for obtaining all the licenses necessary to carry out Manufacture in accordance with the terms of this QAA and any other approvals that may be necessary for fulfilling the obligation under this QAA. Medicom will ensure that such authorizations and approvals are retained unconditionally during the complete term of this QAA and will prove and provide copies of such authorizations and approvals to Ascendis Pharma as and when required. Medicom will notify Ascendis Pharma immediately in any change of authorization status.

d)	Medicom is responsible for implementing and maintaining systems for Risk Management according to EN/ISO 14971 (valid edition) and continual improvement of process, materials, equipment and facilities related to the Device.

e)	Medicom declares that, to the best of its knowledge, it does not employ, or use a contractor or consultant that employs, any individual or entity debarred by the FDA, or, to the best knowledge of Medicom, any individual who or entity which is the subject of an FDA debarment investigation or proceeding, in the Manufacture of Device.

f)	Device will be Manufactured at the facility or at the Manufacturing site as defined in Appendix 6. Medicom may only subcontract Manufacture of Device to Approved Subcontractors. In case Medicom subcontracts any work to an Approved Subcontractor, Medicom remains responsible for the fulfilment of all obligations under this QAA.

Regulatory Approval

a)	In Territory A (Appendix 9) Medicom is the responsible manufacturer of Device according to the medical device regulations in the countries mentioned in the Appendix 9 (e.g. CE- conformity assessment procedure according to the MDD 93/42/EEC) (“Legal Manufacturer”) and undertakes the full responsibility for Device. Medicom is responsible for obtaining all relevant approvals and/or certificates for the Device from authorities/accredited bodies and for ensuring that the Technical Documentation and Design History File (in accordance with 21 CFR 820.30) are maintained.

b)	For US Medicom has to provide the documentation necessary for a filing in US (e.g. MAF). For other regulatory requirements (related to US regulatory filing and distribution of the Device) Ascendis Pharma has the responsibility. Medicom will for all other authority requirements, support Ascendis Pharma with product related documentation. Medicom is responsible for the design and manufacturing documentation (e.g. Design History File, Device Master Record) of the Device (including the maintenance of design control and product history records).

c)	For US, Medicom is granting Ascendis Pharma full access to the MAF while confidentiality shall be maintained towards other Third Parties. Ascendis Pharma will be the manufacturer for the licensed Drug Product and shall be responsible to forward to Medicom any communication received from the FDA concerning the MAF/Device and vice versa.

d)	In Territory B (Appendix 9) Medicom has the responsibility for the product as contract manufacturer. The responsibility covers the design, design control and manufacturing of the product in accordance to Delivery Specification. Ascendis Pharma is responsible for the submission for the Device to obtain the Marketing Authorization and all other authority requirements related to the product. Medicom will support Ascendis Pharma with product related documentation for any country specific authority requirements.

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e)	Ascendis Pharma will distribute the Devices in the Territory as defined in Appendix 9 and will carry out any registration of medical devices required by distributors under the law of the country concerned.

f)	For all other countries not mentioned under Territory A or B (Appendix 9), Ascendis Pharma shall examine formal regulations and requirements. Medicom will support Ascendis Pharma to their best knowledge as provided for in the MSA. For each country not mentioned under Territory A or B (Appendix 9) it has to be negotiated in good faith which party will take over what kind of legal responsibilities and include these by mutual agreement into the Appendix 9 of this QAA.

g)	Both Parties have to fulfil the applicable regulatory requirements regarding notifications to the relevant authorities.

h)	Medicom has to ensure that all development and Manufacturing operations regarding Device are carried out in accordance with the recognized Regulations for medical devices and other regulations as well as all other relevant requirements of the authorities, each in its current version in the countries mentioned in Appendix 9.

i)	Ascendis Pharma is responsible for ensuring that all instructions associated with the Manufacture and testing by Medicom as well as Device labelling and package insert correspond with the Marketing Authorization of the Drug Product.

j)	Medicom is responsible for the design and Manufacturing documentation of the Device. This includes maintenance of the Technical Documentation, Design History File, Device Master Record and Device History Record.

k)	Medicom will make the Technical Documentation, design and Manufacturing documentation for the Device available to Ascendis Pharma upon request.

l)	Medicom has to ensure that the Device is manufactured according to the:

(i)	Battery Directive / 2006/66/EC,

(ii)	WEEE Directive / 2002/96/EC and WEEE / 2012/19/EU as soon as applicable,

(iii)	RoHs Directive / 2011/65/EU,

(iv)	Radio Equipment Directive 2014/53/EU?,

and other applicable environmental as well as Radio and Telecommunications regulations in the countries where Medicom is the legal manufacturer. With respect to any reasonable incurred costs for obtaining and/or complying with other applicable environmental and radio and telecommunications regulations outside EU and US, Section 3.2 (iii) of the MSA shall apply.

m)	Ascendis Pharma has an audit right to verify that Medicom fulfils these directives with regard to the Device. Routine audits expect to be performed [***]. In addition to that Ascendis will have the right to perform for cause audits.

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Communication

a)	Medicom and Ascendis Pharma agree to provide verbal and/or email communication, as necessary, to meet the needs of timely communication, provided that both parties also agree to follow up and clarify in writing those important verbal and/or communications to ensure clarity of issues.

b)	Medicom and Ascendis Pharma shall collaboratively work to collect and share data generated and available on the Products as mutually agreed to by the parties. The type of data to be collected and shared will be mutually agreed to by the parties. Ascendis Pharma and Medicom may agree in writing that Medicom develop performance matrices and standards to be monitored and reviewed.

c)	Medicom and Ascendis Pharma shall conduct meetings as needed to discuss data, future planning and quality issues related to the Products.

d)	Medicom to provide all notifications, procedures, master documents, and all other written information to Ascendis Pharma in English.

Manufacture of Device

a)	Medicom warrants that the Manufacture of the Device will be conducted in compliance with the requirements of the MSA.

b)	Medicom assures that the Manufacture of Device will be conducted in compliance with Medicom agreed Device Documentation and will only deviate from it after prior written approval given by Ascendis Pharma and in accordance with §6 (Change Management).

c)	Medicom shall be responsible for ensuring the realization of all ASCENDIS PHARMA specific design, labeling or packaging requests as long they are conformable to the medical device regulations. If the requests are not conformable, Medicom has the right to object. No party shall unreasonably withhold or delay consent to the proposal of the other party.

d)	Medicom shall keep complete and accurate records of equipment usage, cleaning, testing, and any maintenance/calibration performed and other measures in accordance with Regulations and Applicable Laws. Medicom shall allow Ascendis Pharma access to Equipment logbooks and records upon request

e)	Medicom shall be responsible for creating the Manufacturing and testing master documentation specific to the Device. Medicom shall be responsible for creating and maintaining at the Premises all SOPs and other documentation required to support cGMP operations at Medicom. Ascendis Pharma will be allowed to review such SOPs at the Premises with approval by Medicom during periodic on-site audits.

Instrument/Process Qualification, Validation and Transfer

a)	Medicom agrees that transfer from development to Manufacturing, Manufacturing, packaging, In-process and quality control, and cleaning procedures are carried out corresponding to cGMP and all relevant medical device regulations, including applicable standards. Furthermore, the manufacturing and inspection procedures shall be followed using calibrated and qualified equipment, IT / computer systems and machines as required by validation and qualification plans.

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b)	Ascendis Pharma and supplier will mutually agree upon a validation and qualification documentation to assure that any process validation, packaging validation, software validation, analytical method validation, cleaning validation and equipment qualification related to the quality of the Device are in accordance with cGMP and applicable medical device regulations in Europe.

c)	Medicom completes ongoing preventive maintenance and calibration on qualified instruments and tools.

Production Premises

a)	Medicom shall perform or subcontract out the services under this Quality Agreement at the location(s) specified by Medicom and listed in Appendix 6 (the “Premises”). The Premises and the equipment used to manufacture the Products shall at all times conform to applicable legal requirements. Medicom shall notify Ascendis Pharma within [***] if the FDA or any other regulatory agency either issues a deficiency notice or imposes any restrictions or limitations on Medicom’s activities or use of the Premises which might negatively affect Medicom’s performance of its obligations under this Quality Agreement.

b)	Manufacturing of the Products shall be conducted in a suitably controlled environment and such Premises shall be regularly inspected and monitored to ensure compliance with cGMPs, and ail conditions registered in the applicable manufacturing authorizations.

c)	Medicom shall control access to the Premises. In addition, Medicom shall ensure that access to Ascendis Pharma’s proprietary information and documentation is controlled in order to protect the confidentiality of Ascendis Pharma’s materials and information. Medicom has to inform Ascendis Pharma as soon as possible if they discover a leak of Ascendis Pharma’s proprietary information or any related security breach.

d)	Medicom is responsible for implementing and maintaining a system to assure only qualified personnel perform procedures associated with manufacturing, testing, and/or shipment of the product by Medicom. In addition, Medicom shall maintain a list showing the name, function and signature of those individuals authorized to sign documents.

e)	Medicom shall allow Ascendis Pharma Persons in Plant (PIP, see §11 Inspections and Quality Audits) access to Medicom’s Premises. Ascendis Pharma PIP shall conduct themselves in accordance with Medicom’s visitor policy. Ascendis Pharma PIP will be allowed to review Manufacturing supporting documentation related to the product such as batch records, deviations, temperature charts, Equipment logs, change controls, validation and calibration records, incoming Component documentation, and any other documentation deemed necessary by Ascendis Pharma, upon reasonable notice and as mutually agreed upon. Adequate space will be provided when onsite and Ascendis Pharma PIP will be kept informed of all issues that affect the quality of the product.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

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Starting and Packaging Materials, Components of the Device

a)	Medicom shall be liable for the proper condition of all starting materials and packaging materials for the Device and for any other Components supplied to Medicom by a Third Party. They shall be inspected by Medicom or designee for quality and identity, in accordance with the agreed specifications and Medicom’s risk management, and then evaluated for use for the Manufacture of Device.

b)	Medicom undertakes to use only Components and packaging materials that have been deemed safe for the use with humans according to applicable ISO 10993 standards. Certificate of Compliance provided by Component supplier shall be provided on request to Ascendis Pharma.

c)	All Components, starting materials and packaging materials of Device impacting the functionality or quality of Device shall be exclusively purchased from suppliers listed in Appendix 6.

d)	These suppliers of starting materials/components and packaging materials must be appropriately qualified and approved according to Medicom’s quality management system. Medicom shall develop and maintain purchasing controls for suppliers and service providers in accordance with 21 CFR 820.50.

e)	Notifications of external regulatory observations or significant regulatory actions made against suppliers of starting and packaging materials and Components will be communicated to Ascendis Pharma immediately.

f)	Any change of a supplier of those materials or Components shall be subject to the change management process as described in this QAA (§6 Change Management) and requires Ascendis Pharma’s prior written consent which shall not be withheld unreasonably.

g)	Medicom must identify and approve the quality of starting/packaging materials or components of Device and release them before Manufacture according to Medicom’s quality management system.

h)	Medicom shall use all materials/components in first expired first out (FEFO) order.

Quality Control and Sampling

a)	During Manufacture of Device Medicom will perform appropriate tests set forth in Delivery Specification (Appendix 2) to ensure compliance with the applicable Regulations.

b)	Medicom will perform release tests as set forth in Delivery Specification (Appendix 2) before shipment of Device to Ascendis Pharma .

c)	Medicom’s will draw samples for testing and will be responsible for reserving and storage of reference samples from starting materials, packaging materials and Components according to Medicom’s quality management system.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

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d)	Medicom will keep representative retention samples from each Batch of Device and retained them for the period defined by Appendix 3 and allow Ascendis Pharma to have access to these samples.

e)	If Ascendis Pharma needs to get a sample from Medicom, Medicom will draw samples according to Delivery Specification.

f)	Medicom shall destroy product rejects (for example, inspection rejects) per approved procedures. Medicom shall ensure that proper handling, segregation, and documentation of any destruction is performed.

Batch Documentation

a)	Medicom will document the performance of all manufacturing steps as well as all In-process controls in batch-specific records (Device History Records), which will be kept by Medicom.

b)	All Batches of Device delivered to Ascendis Pharma need to be accompanied by a Certificate of Conformity (CoC) together with a Deviation report, if applicable. Appendix 8 includes a template for the CoC. This certificate shall include statements regarding the fulfilment of Delivery Specification, on the Manufacture and tests according to the procedures laid down in the Device Master Records. The CoC will be archived as part of the Device History Record by Medicom.

c)	All Devices and its main Components will have a Device specific Batch code, if applicable so that it will be possible for Ascendis Pharma to track every Batch of Device that is placed on the market

d)	Medicom will retain the complete Batch documentation as part of the Device History Records as specified in Appendix 3.

e)	Medicom will present the original Manufacturing and testing documentation (incl. Device Master Record and Device History Records) to relevant authorities and/or to Ascendis Pharma on request.

f)	Medicom has to implement the respective UDI requirements in agreement with Ascendis Pharma.

Individual Device codes (Batch labeling)

Device batches will be labeled in accordance with the batch coding instructions of Medicom’s labeling system.

Manufacturing problems, Deviations and deficient Device

a)	Device is deficient if it does not comply with the quality requirements as described in this QAA or in the MSA, for example but not limited to, the acceptance criteria of the Delivery Specification and its related documents.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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b)	Medicom will without any undue delay inform in writing the responsible person at Ascendis Pharma of any significant Manufacturing problems and any Product quality related problems or major/critical Deviations potentially resulting in a deficient Device. Medicom ensures prompt involvement of Ascendis Pharma into investigation and finalization of appropriate measures in order to prevent re-occurrence of the observed Deviations. This duty to provide information will not limit Medicom’s other contractual obligations.

c)	Medicom shall investigate, assess, and classify Deviations according to the definitions as laid out in Appendix 3 and document the Deviations in a report, which will be provided to Ascendis Pharma.

d)	Medicom shall implement Corrective Actions/Preventative Actions (CAPAs) to avoid future reoccurrence and maintain a system to monitor implemented CAPAs for effectiveness in accordance with 21 CFR 820.100 and En/lSO 13485 standard.

e)	If a batch of final Device cannot be released it will be solely at Ascendis Pharma’s discretion to decide whether a rework, reprocessing or improvement by Medicom is possible and required. Any Reworking / reprocessing is described in a procedure, validated, and approved upon written consent by Ascendis Pharma.

f)	In case Devices have to be destroyed Medicom will ensure the correct and documented disposal of the Device(s). Upon Ascendis Pharma’s request Medicom will provide a proof of correct disposal according to the Applicable Laws and Regulations (e.g. electronic waste).

g)	If the parties cannot agree whether a Device is deficient, disputes are handled as specified in the MSA (Section 9,4).

Shipment of Devices(s)

a)	Medicom will ship Device(s) only after release by Medicom to Ascendis Pharma.

b)	Shipment of Device(s) under quarantine requires written confirmation by Ascendis Pharma prior to shipment and an appropriate labeling. Ascendis Pharma will keep Device(s) under quarantine until Medicom formally releases the Device(s) to Ascendis Pharma. During the quarantine Ascendis Pharma must ensure the correct storage conditions.

c)	The Device has to be shipped according to the Delivery Specification as laid out in Appendix 2.

Subcontracting

a)	If Medicom is subcontracting certain obligations set forth in this QAA to Third Parties, these subcontractors will be listed in Appendix 6. Subcontracting requires the prior written approval of Ascendis Pharma and is subject to Change Management according to §6. Medicom is handling sub-contractors according QMS procedures, which include signed quality agreements, purchased contracts, regular inspections and/or audits and yearly evaluation of both delivery and quality performance.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

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b)	If Medicom subcontracts any of its rights and obligations under this Agreement, Medicom will retain full responsibility and liability for the performance of such duties and obligations under this QAA. Additionally, Medicom will ensure that the Approved Subcontractors will follow the same quality requirements for the subcontracted work set forth in this QAA.

Stability Studies

Medicom shall conduct all necessary stability studies on Device in accordance with the applicable Regulations. The raw data, protocols and reports will be available to Ascendis Pharma upon request or at periodic quality system audit.

Change Management

a)	Medicom shall implement change control procedures.

b)	All changes shall undergo a design, technical, and cGMP impact assessment as well as an evaluation of changes from risk management perspective, including any updates to the Design History File, accordingly. Medicom will share identified potential risks related to a Change with Ascendis Pharma.

c)	Changes are classified into two categories: Substantial and non-substantial.

d)	Substantial changes are:

i)	[***].

ii)	Changes [***].

iii)	Changes meaning [***].

iv)	A change (of process or Device) which [***]

v)	A change (of process or Device) which [***]

vi)	A change that [***].

vii)	Any change to [***].

viii)	Any change of [***].

ix)	Change of [***].

e)	If either ASCENDIS PHARMA or Medicom wishes to or is required to make a substantial change related to the Device it shall submit to the other party in writing details of the requested change. Details of the change management process are laid down in Appendix 7.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

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f)	Change Request by Medicom:

If Medicom requests such a change to Device, the planned change must be submitted to Ascendis Pharma’s responsible person given in Appendix 4 for prior written approval. Without this approval Medicom is not allowed to implement the change. In case the change is a mandatory request by an authority or is a necessary result of a court decision or a change of the Applicable Laws, Ascendis Pharma shall not unreasonably withhold or delay consent to it.

g)	Change request by Ascendis Pharma:

Ascendis Pharma has the right to alter the instructions and documents provided to Medicom. Medicom will notify Ascendis Pharma within [***] after receipt of such change if there are difficulties in implementing the change and of the time required for the implementation of the change. If the requested changes are in compliance with the Applicable Laws, Medicom shall not unreasonably withhold or delay implementation to a change requested by Ascendis Pharma.

h)	Medicom will support Ascendis Pharma with respect to the timely implementation of the respective changes.

i)	Medicom will keep records of each change for [***], together with any associated verification and validation data. Ascendis Pharma has the right to extend the storage time of these documents in case of requests of authorities, patent rights, litigations etc.

j)	All non-substantial changes made by Medicom are reported to Ascendis Pharma on [***] base

k)	Medicom has the responsibility to inform the respective authorities / Notified Body and at the same time assure alignment with Ascendis Pharma prior to communication with authorities.

l)	The financial consequences of the change implementation are dealt with in the MSA.

Complaints and Device Safety

a)	Ascendis Pharma shall be responsible for collecting all Complaints relating to Product. Ascendis Pharma shall forward to Medicom such Complaints after detection (including return the respective complaint samples if available).

b)	Should Medicom receive misrouted complaint samples or complaint information Medicom will refer this information without undue delay to Ascendis Pharma.

c)	Medicom will notify Ascendis Pharma when a complaint sample is received. If applicable, Medicom shall adequately review without undue delay the respective Batch documentation; carry out tests to clarify the cause of such Complaint, and present to Ascendis Pharma a response summarizing the results of such investigation.

d)	Ascendis Pharma and Medicom will exchange any Device related Complaint of risk class I or II and any information about a malfunction or deterioration in the characteristics and/or performance of Device, as well as any inadequacy in the labeling or the instructions for use which, directly or indirectly, might lead to or might have led to the death of a patient, or user or of other persons or to a serious deterioration in their state of health within [***]. In case of a Complaint of risk class I or II the Quality Representative of Medicom will be notified by Ascendis Pharma separately in addition to the formal complaint notification.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

Quality Assurance Agreement between Ascendis Pharma and Medicom Innovation Partner a/s

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e)	In case of Complaints pertaining to risk class I, preliminary investigation statements must be available within [***] of receipt and a final report must be provided without undue delay, however, within [***] at the latest. In case of Complaints pertaining to risk class II, preliminary investigation statements must be available within [***] of receipt and a final report must be provided without undue delay, however, within [***] at the latest.

f)	In case of Device Complaints pertaining to risk class III or IV preliminary investigation statements based on the current knowledge must be available within [***] of receipt of the Complaint, a final report shall be sent to Ascendis Pharma within [***] of receipt of the Complaint information for Complaints with available sample and within [***] if no sample is available and if a report is requested.

g)	The final response must also include details on the confirmed or assumed causes of technical defect(s). In case of design and manufacturing defects Medicom shall be responsible for the appropriate measures to prevent the re-occurrence of any such defects and report such measures in the final response.

h)	Complaints shall be evaluated from risk management perspective, including updates to the Design History File, accordingly. Medicom will share identified potential risks without undue delay related to a Complaint with Ascendis Pharma .

i)	Medicom ensures reconciliation and current oversight of all reported Complaints in the Periodic Management Review on [***] basis.

j)	Samples of Devices which have been made available for investigation are to be stored at the party that performed the investigation at least for a period of [***] after the final statement has been issued (if samples are still available after the investigation).

k)	If for any reasons items remain outstanding, Medicom shall provide periodic progress update forwarded to Ascendis Pharma’s responsible person set forth in Appendix 4.

l)	Medicom shall pass on information of quality defects and/or risks related to Device to Ascendis Pharma’s responsible person set forth in Appendix 4 without undue delay. Ascendis Pharma has the responsibility to inform the respective authorities of the defects and/or risks related to the Device and will so only after having established alignment with Medicom prior to communication with authorities.

m)	Device vigilance aspects shall be covered in a separate Device Vigilance Agreement to be executed between the Parties.

Anti-Counterfeiting

If a Party becomes aware of suspicion of counterfeit, counterfeit incidents, theft or illegal handling with respect to the Device, the other party will be informed without undue delay, but within [***] at the latest.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

Quality Assurance Agreement between Ascendis Pharma and Medicom Innovation Partner a/s

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Recall

a)	Medicom and Ascendis Pharma shall notify each other within [***] if any Batch of Device is, or is likely to be, subject to actions, such as Recalls by regulatory authorities.

b)	Both Parties shall be responsible for notifying the competent authorities of information that may affect the marketability, safety, and efficacy of Device as defined in the Device Vigilance Agreement (see §7e).

c)	The detailed procedure and financial consequences of the recall are dealt with in the MSA (Paragraph §2.7).

Periodic Management Review / Quality Review

a)	Medicom will supply Ascendis Pharma with a compilation of the periodic management reviews (e.g. Annual Product Review / Product Quality Review) related to Device in accordance with the relevant requirements in their current version and in accordance with 21 CFR 820.20. Such reviews are carried out by Medicom on a regular basis. Such quality information is provided to Ascendis Pharma by respective PMS reports.

b)	The period covered by the annual reports will be one calendar year and the report must be finished at the latest [***] after the end of this period.

c)	The period covered by the monthly PMS reports will be one calendar month and the report must be finished at the latest [***] after the end of this period.

d)	Ascendis Pharma and Medicom will exchange quality information [***] to continuously assure compliance of Device with all applicable rules and standards. For this purpose Ascendis Pharma will organize regular joint quality meetings with Medicom. Quality information shall in particular comprise, but is not limited to, the following items:

i)	Pending and/or completed Deviations and/or non-conformity investigations

ii)	Current status of Complaints

iii)	Change Management

iv)	Risk Management

v)	Status of Corrective and Preventive Actions (CAPAs)

vi)	Manufacturing documentation status and issues

vii)	Report review (annual or monthly reports)

viii)	Regular review of quality practices I quality management system updates.

ix)	Follow up on ongoing clinical studies

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

Quality Assurance Agreement between Ascendis Pharma and Medicom Innovation Partner a/s

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Inspections and Quality Audits

a)	Ascendis Pharma or parties assigned by Ascendis Pharma are entitled to conduct inspections and audits of the facilities where Device is or will be Manufactured, including ail quality control procedures and documentation.

b)	Ascendis Pharma and its representatives shall have the right to inspect Medicom’s manufacturing facilities during normal business hours. Ascendis Pharma shall notify Medicom of its intention to inspect at least [***] in advance, upon each occasion when it desires to exercise its rights under this Article for routine inspections. Ascendis Pharma shall have the right to perform reasonable “for cause” audits in addition to any scheduled [***] audit(s). in conducting such inspection, Ascendis Pharma’s representative shall abide by all facility requirements relating to FDA or environmental health and safety.

c)	Medicom will be responsible for reasonably implementing and addressing any non-compliance comments made by Ascendis Pharma , according to Medicom’s corrective and preventive action system. Responses to audit observations are due within the timelines given in the respective audit report.

d)	Medicom will permit audits and/or inspections by the competent Regulatory Authorities and/or accredited bodies to take place at the facilities where Device is or will be Manufactured. Ascendis Pharma receives a copy of such parts of the audit reports that relate to the Manufacture of Device on request.

e)	Medicom notifies Ascendis Pharma of any inspection of Regulatory Authorities and/or accredited bodies regarding Device prior to the inspection and provides written information about outcome within [***] of the completion. If there are critical observations regarding Device, Medicom notifies Ascendis Pharma within [***] and Ascendis Pharma shall be involved in the review of responses.

f)	Medicom has to ensure that Ascendis Pharma or parties assigned by Ascendis Pharma and the competent Regulatory Authorities are entitled to perform joined audits along with Medicom at the Approved Subcontractor’s Manufacturing site(s) with regard to Devices. This will not limit the audit responsibilities of Medicom.

g)	If an inspection takes place at Ascendis Pharma, upon prior reasonable announcement, a responsible person of Medicom shall be available by phone during the time of inspection. Relevant documents, which are not available at Ascendis Pharma, shall be provided either electronically or by fax by Medicom within [***] since request.

h)	Medicom will grant access and give full support to a Person in the Plant (PIP) sent by Ascendis Pharma in case timely communication and greater oversight is required, in case of considerable number of complaints and low inventory situations or in case the performance of Medicom declines and/or does not consistently meet the Applicable Laws and the standards set forth in this QAA.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

Quality Assurance Agreement between Ascendis Pharma and Medicom Innovation Partner a/s

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Amendments

a)	Ascendis Pharma maintains the right to request changes to this QAA and its appendices – as needed – in response to audits, or other non-conformity findings of which results will be shared with Medicom. All changes have to be discussed and agreed to by the Parties in writing.

b)	Upon signing, this QAA can be amended independently of any other agreement between the Parties and still form an integral part thereof. However, in the event of contradictions between this QAA and any other agreement between the Parties relating Device, the terms of this QAA shall prevail with respect to all quality-related matters. With respect to all other non-quality related matters, the rules of the MSA between the Parties relating to the Device shall govern.

c)	The appendices attached to this QAA may be reviewed and modified by signature of Ascendis Pharma and Medicom independent of the body of this Quality Agreement and shall be attached to this Quality Agreement and incorporated herein by reference.

Term

a)	This QAA shall become effective as of the date of the last Party signing this QAA. The term of this QAA is co-terminus with the Manufacturing and Supply Agreement, such that this QAA shall automatically terminate upon the termination of the MSA.

b)	Unless otherwise agreed in writing, in case of termination of this QAA Medicom remains responsible for the fulfilment of the storage obligations described in Section 5.4, the finalization of started on-going stability studies and the paragraph d of Section 5.5 relating to records retention, and will continue to cooperate in case of Complaints and Recalls as given in § 7 and § 9 for one year after the expiration date of the respective Batch.

Miscellaneous

a)	Unless otherwise regulated in this QAA, the provisions of the MSA shall apply. Nothing in this QAA shall increase the liabilities of either Party beyond what has been stated in the MSA, and this QAA shall in any event be considered and construed as having been agreed upon under the umbrella and the authority of the MSA.

b)	The Parties hereto acknowledge that this QAA, together with the appendices attached hereto, set forth the entire agreement and understanding of the Parties hereto as to the subject matter hereof, and supersedes all prior and contemporaneous discussions, agreements and writings in respect hereto. All appendices referred to in this QAA are intended to be and are hereby specifically incorporated into and made a part of this QAA. In the event of any inconsistency between any such appendices and this QAA, the terms of this QAA shall govern.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

Quality Assurance Agreement between Ascendis Pharma and Medicom Innovation Partner a/s

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List of Appendices

Appendix 1	Device(s)

Appendix 2	Delivery Specification

Appendix 3	Additional regulations, instructions and information

Appendix 4	List of responsible persons and named contact partner

Appendix 5	Definition of Duties and Responsibilities

Appendix 6	Approved Manufacturers / Subcontractors / Affiliates

Appendix 7	Change Management Process

Appendix 8	Certificate of Conformity

Appendix 9	Territories

Ascendis Pharma A/S		Medicom Innovation Partner a/s Denmark, Struer

/s/ [***] [***]		/s/ [***] [***]
[***] [***]	Date	[***] [***]	Date

/s/ [***] [***]		/s/ [***] [***]
[***] [***]	Date	[***] [***]	Date

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

Appendix 1 to Quality Assurance Agreement between Ascendis Pharma and Medicom Innovation Partner a/s

Version 1.0

Device(s)

Device name	Material No. (Ascendis Pharma)	Material No. (Medicom)	Registration No. (country-specific code for Device(s))
“[***]” Autoinjector	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Ascendis Pharma A/S		Medicom Innovation Partner a/s

/s/ [***] [***]		/s/ [***] [***]
[***] [***]	Date	[***] [***]	Date

/s/ [***] [***]		/s/ [***] [***]
[***] [***]	Date	[***] [***]	Date

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

Appendix 2 to Quality Assurance Agreement between Ascendis Pharma and Medicom Innovation Partner a/s

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Delivery Specification

Delivery Specification	Name of document	Identifying No. / Edition
“[***]” Autoinjector	Packaging & Delivery Specification
Assembly Drawing
Material specification
Device Release Specification
[***]	Primary_Packaging_Specification	[***]
Assembly Drawing
Release Specification

Ascendis Pharma A/S		Medicom Innovation Partner a/s Denmark, Struer

/s/ [***] [***]
[***] [***]	Date	[***] [***]	Date

/s/ [***] [***]
[***] [***]	Date	[***] [***]	Date

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

Appendix 3 to Quality Assurance Agreement between Ascendis Pharma and Medicom Innovation Partner a/s

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Additional regulations, instructions and information

1.	DEVIATIONS

Deviations as per section 5.7 of this QAA are herein defined:

“Critical Deviations” indicate a significant risk that a Device could or would be harmful to a patient, or a deficiency which has produced a harmful Device, or a combination of major deficiencies which indicates a critical systems failure.

For example:

Cross-contamination, Mix-up, Wrong labeling (with Device safety impact)

“Major Deviations” are non-critical deviations that may have an impact on Device quality and/or registration.

For example:

a)	Deviation from registered process sequences / stages

b)	Use of a starting material which did not comply with the specification (requires a risk analysis)

c)	Advance implementation of a change before completion of the approval process (such as use of starting materials from manufacturer who has not yet been qualified)

d)	Reworking

e)	Deviation of approved manufacturing or test procedures

f)	Use of different or alternative equipment / control programs than those specified in the manufacturing procedure

g)	Performance of tests with changed procedure (such as weighing, sample number, reagents)

h)	Use of non-qualified analytical instruments or control / evaluation programs for analytical instruments

i)	Use of equipment which has exceeded the recalibration / requalification deadline

j)	Use of standards which have exceeded the maximum use-by date.

k)	Shelf-life of components exceeded

l)	Storage conditions not maintained

m)	Yield limit unusually violated

“Minor Deviations” are not relevant to quality, but deviate from cGMP procedures (e.g. approved instructions and others) – an impact on the Device quality can definitely be excluded.

For example:

a)	Documentation errors (such as correction of mistakes)

b)	Deviation of In-process control parameters which could not be corrected in the course of process control without violating the manufacturing procedure

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

2.	RETENTION PERIODS

2.1.	Documentation

No.	Document Type	Retention Period (Years)
1	Batch Documentation (Manufacturing) containing:	[***](1)
2	Batch Documentation (QC-Testing) containing: related to the Device and ail components used (excipients, intermediates, packaging materials)	[***](1)
3	Batch Documentation (QA-Release):	[***](1)
4	Batch Documentation (Distribution) containing: documents on receipt, warehousing, shipping and destruction	[***](1)
5	Instruction for Use / Package insert	[***](1)
6	Raw data from stability testing (OGS studies) - from date of study completion - from date of study start - (at the latest so long as we have these data in the submission).	[***] [***]
7	Device Master Records (from date of putting out of effect)	[***]
8	Logbooks	[***]
9	Validation documents (unless all activities are repeated) - (from date of retiring equipment/process)	[***]

(1)	[***]

2.2.	Retention Samples

According to [***].

Ascendis Pharma A/S		Medicom Innovation Partner a/s Denmark, Struer

/s/ [***] [***]		/s/ [***] [***]
[***] [***]	Date	[***] [***]	Date

/s/ [***] [***]		/s/ [***] [***]
[***] [***]	Date	[***] [***]	Date

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

Appendix 4 to Quality Assurance Agreement between Ascendis Pharma and Medicom Innovation Partner a/s

Version 1.0

List of responsible persons and named contact partner

Function	Name and E-mail address	Phone-No.
ASCENDIS PHARMA
Contractual Issues	[***]	[***]
Quality Assurance / Quality Representative	[***]	[***]
Quality Assurance / Change Management	[***]	[***]
Logistics	[***]	[***]
Technical Issues	[***]	[***]
MEDICOM
Contractual Issues	[***]	[***]
Quality Assurance / Quality Representative	[***]	[***]
Quality Assurance / Change Management	[***]	[***]
Logistics and Technical Issues	[***]	[***]
Complaint Management	[***]	[***]

Ascendis Pharma A/S		Medicom Innovation Partner a/s Denmark, Struer

/s/ [***] [***]		/s/ [***] [***]
[***] [***]	Date	[***] [***]	Date

/s/ [***] [***]		/s/ [***] [***]
[***] [***]	Date	[***] [***]	Date

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Appendix 5 to Quality Assurance Agreement between Ascendis Pharma and Medicom Innovation Partner a/s

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Definition of Duties and Responsibilities

[***]

Ascendis Pharma is given the following documentation:

	[***]	[***]	[***]
1) Certificate of Analysis / CoA	[***]	[***]	[***]
2) Certificate / Confirmation of Compliance /CoC	[***]	[***]	[***]
3) Certificate of Conformity / CoC	[***]	[***]	[***]
4) Batch Records	[***]	[***]	[***]
5) Deviation summary report	[***]	[***]	[***]
6) Information of TSE Safety	[***]	[***]	[***]
7) Information of Residual Solvent Content	[***]	[***]	[***]
8) Information of yyy absence	[***]	[***]	[***]
9) Information of Genetically modified organism	[***]	[***]	[***]
10) Periodic Management Review / Quality Review	[***]	[***]	[***]
11) On-going stability testing of Product (see § 5.9)	[***]	[***]	[***]
12) Validation documentation	[***]	[***]	[***]
Process validation	[***]	[***]	[***]
Validation of Testing Procedures	[***]	[***]	[***]
13) Clinical evaluation report	[***]	[***]	[***]
14) Post Market Surveillance Report	[***]	[***]	[***]

Ascendis Pharma A/S		Medicom Innovation Partner a/s Denmark, Struer

/s/ [***] [***]		/s/ [***] [***]
[***] [***]	Date	[***] [***]	Date

/s/ [***] [***]		/s/ [***] [***]
[***] [***]	Date	[***] [***]	Date

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Appendix 6 to Quality Assurance Agreement between Ascendis Pharma and Medicom Innovation Partner a/s

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Approved Manufacturers / Subcontractors / Affiliates / Manufacturing Sites

1. List of key component suppliers

Component Type	Supplier Name	Supplier Address
[***]
[***]
[***]
[***]
[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Appendix 6 to Quality Assurance Agreement between Ascendis Pharma and Medicom Innovation Partner a/s

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2. Manufacturing Site / Affiliates

Name	Address (Site)
Medicom Innovation Partner a/s	[***]

Ascendis Pharma A/S		Medicom Innovation Partner a/s Denmark, Struer

/s/ [***] [***]
[***] [***]	Date	[***] [***]	Date

/s/ [***] [***]
[***] [***]	Date	[***] [***]	Date

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S

Appendix 7 to Quality Assurance Agreement between Ascendis Pharma and Medicom Innovation Partner a/s

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Change Management Process

I. Substantial Changes

An evaluation will be conducted referencing the justification for and consequences resulting from the change including the following information:

A change Request shall be prepared in writing and shall be sent from to the contact persons as given in Appendix 4. This document shall include the following information:

a)	Applicant

b)	Change number

c)	Description of the Change

d)	Reason for the intended Change

e)	Executed investigations (if applicable)

f)	Affected documents (regulatory-, and GMP documents)

g)	Impact on safety and performance of the Device, validation and qualification, work safety and environmental protection

h)	Approval by the appropriate organizational unit

i)	Regulatory classification (approval or notification required or not) and approval by the quality unit

j)	Risk assessment

k)	Planned implementation plan / date

The following workflow shall apply:

(1)	Medicom: If a change is a substantial change a Change Request has to be sent to Ascendis Pharma . The Change Request will include the appropriate data, testing and documentation that support the change (see above).

(2)	Ascendis: For changes proposed by Ascendis Pharma, a Change Request has to be sent to Medicom. Medicom shall evaluate the change in accordance with Article 6. If reasonably necessary for evaluation of the change, Medicom will ask Ascendis Pharma for additional information, documentation and/or measures and Ascendis Pharma shall perform the required measures and provide the reasonably required information and/or documentation.

(3)	Ascendis: Evaluation of the change by Ascendis Pharma if change request received from Medicom based on the regulatory classification and carried out Risk Assessment (including updates to the Design History File) by Medicom. If necessary, Ascendis Pharma will ask Medicom for additional information, documentation, and/or measures. Ascendis Pharma decides whether the Change needs regulatory approval or not.

(4)	Medicom: Performs the required measures and provides the required information and/or documentation to Ascendis Pharma.

(5)	Ascendis: The regulatory department submits all necessary documentation to the appropriate authorities.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Appendix 7 to Quality Assurance Agreement between Ascendis Pharma and Medicom Innovation Partner a/s

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(6)	Ascendis: Informs Medicom about the country specific approval status (regulatory approval).

(7)	Medicom: Implements the change and informs Ascendis Pharma about the first Batch Manufactured after the change.

II.	Non-substantiai Changes are changes which do not affect regulatory documents and have no impact on Device quality. Notification and/or approval by authorities is not required.

For	non-substantial changes the following procedure shall apply:

(1)	Handling according to the internal procedure at Medicom.

(2)	Recording in a list or database.

III.	All changes are reported in the Periodic Management Review.

Ascendis Pharma A/S		Medicom Innovation Partner a/s Denmark, Struer

/s/ [***] [***]		/s/ [***] [***]
[***] [***]	Date	[***] [***]	Date

/s/ [***] [***]		/s/ [***] [***]
[***] [***]	Date	[***] [***]	Date

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Appendix 8 to Quality Assurance Agreement between Ascendis Pharma and Medicom Innovation Partner a/s

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[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Appendix 8 to Quality Assurance Agreement between Ascendis Pharma and Medicom Innovation Partner a/s

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Ascendis Pharma A/S		Medicom Innovation Partner a/s Denmark, Struer

/s/ [***] [***]		/s/ [***] [***]
[***] [***]	Date	[***] [***]	Date

/s/ [***] [***]		/s/ [***] [***]
[***] [***]	Date	[***] [***]	Date

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Appendix 8 to Quality Assurance Agreement between Ascendis Pharma and Medicom Innovation Partner a/s

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Declaration of Conformity
Manufacturer.	Medicom Innovation Partner a/s Gimsinglundvej 20 7600 Struer Denmark

Conformity Assessment procedure:

Certificate(s):

Product:

Device Class:

We, the manufacturer hereby declare that the above-mentioned products comply with the European Medical Device Directive 93/42/EEC up to and including Directive 2007/47/EC of the European Parliament and of the Council of 5 September 2007 and its relevant transposition into all national laws of the member states into which we places the devices.

Signed in Struer:

Name and authority:

Signature:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Appendix 8 to Quality Assurance Agreement between Ascendis Pharma and Medicom Innovation Partner a/s

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Ascendis Pharma A/S		Medicom Innovation Partner a/s Denmark, Struer

/s/ [***] [***]		/s/ [***] [***]
[***] [***]	Date	[***] [***]	Date

/s/ [***] [***]		/s/ [***] [***]
[***] [***]	Date	[***] [***]	Date

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Appendix 9 to Quality Assurance Agreement between Ascendis Pharma and Medicom Innovation Partner a/s

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Territory classification (see paragraph §3)

Country
Territory A	[***]
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Territory B	[***]

Ascendis Pharma A/S		Medicom Innovation Partner a/s Denmark, Struer

/s/ [***] [***]		/s/ [***] [***]
[***] [***]	Date	[***] [***]	Date

/s/ [***] [***]		/s/ [***]
[***] [***]	Date	[***] [***]	Date

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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History of Changes to the Quality Assurance Agreement between Ascendis Pharma and Medicom Innovation Partner a/s

Version 1.0

History of Changes

Version No.	Changes with respect to previous version	Valid from
1.00	First version	Date of last signature on Quality Assurance Agreement

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Ascendis Pharma A/S Annex B Purchase Prices

Annex B – Purchase Prices

Price per Produce

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[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	—	—	—	—	—	—	—
Total ([***])	[***]	[***]	[***]	[***]	[***]	[***]	[***]

1)	Covering shipment of incoming components [***]

Above [***] based on the following assumptions

[***]

[***] Fee

Description	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]

[***]

[***] Fee

[***]	[***]
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[***], part prices

[***]	[***]	[***]	[***]
Part prices per 1.000x ([***])	[***]	[***]	[***]

Above [***] based on the following assumptions

[***]

[***]

[***]

[***]

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For and on behalf of CLIENT	For and on behalf of Medicom Innovation Partner a/s

Signature	Signature

/s/ Morten L. Gotfredsen	/s/ Morten Nielsen
Name: Morten L. Gotfredsen	Name: Morten Nielsen
Title: VP Global SCM	Title: President
Date: 2017-12-01	Date: 12-01-2017

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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ANNEX C Proposal – Industrialization & Manufacturing

Ascendis Pharma

Proposal for [***]

Industrialization & Manufacturing

phase

Ascendis - Proposal for Industrialization and manufacturing 1.0 (002)	Page 1 of 4

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ANNEX C Proposal – Industrialization & Manufacturing

Executive Summary

This proposal reflects: [***]

Ascendis - Proposal for Industrialization and manufacturing 1.0 (002)	Page 2 of 4

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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ANNEX C Proposal – Industrialization & Manufacturing

Contents

[***]

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ANNEX C Proposal – Industrialization & Manufacturing

1    Industrialization & Manufacturing phase for the [***] device

[***]

Assumptions:

[***]

1.1    Project Plan [***]

2     [***]

2.1    Project Budget [***]

[***]

3    [***]

4    Optional

[***]

Ascendis - Proposal for Industrialization and manufacturing 1.0 (002)	Page 4 of 4

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.